UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2026

NORRIS INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55695	46-5034746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Palo Pinto St., Suite B
Weatherford, Texas	76086
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 809-6900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 8.01. Other Events

On February 27, 2026, the Board of Directors of Norris Industries, Inc. (“Company”), accepted the contribution to capital of the currently issued and outstanding 1,000,000 shares of preferred stock form Mr. Patrick Norris and his affiliates holding the shares. The shares of preferred stock being contributed to the Company will be cancelled and returned to the status of authorized but unissued shares of preferred stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Norris Industries, Inc.

Dated: March 4, 2026	/s/ Patrick Norris
Patrick Norris, Chief Executive Officer